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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the prospectuses constituting part of the registration statements on Form S-1 (No. 333-59421) and Form S-8 (No. 333-68445) of Home Security International, Inc. of our report relating to our audit of the consolidated balance sheets of Integrated International Home Security Limited as of June 30, 1999 and 1998 and the related consolidated statements of income, cashflows and changes in shareholders' equity for the year then ended, which report is dated August 9, 1999 and appears in this Form 10-K.


/s/ Deloitte & Touche
September 28, 1999
British Virgin Islands